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                                                                    Exhibit 23.1
                                                                    ------------


                      Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 1997, except as to Note 3 which is as of March 17, 1997 and Notes 1 and 2, which are as of March 20, 1997 and our report dated September 17, 1996 appearing on pages F-1 and F-2, respectively, of Wesley Jessen VisionCare, Inc.'s Special Report on Form 10-K for the year ended December 31, 1996.



PRICE WATERHOUSE LLP
Chicago, Illinois


November 10, 1997